AMENDED AND RESTATED SENIOR SUBORDINATED SECURED CONVERTIBLE
NOTE AMENDMENT AGREEMENT AND WAIVER

THIS AMENDED AND RESTATED SENIOR SUBORDINATED SECURED CONVERTIBLE NOTE AMENDMENT AGREEMENT AND WAIVER (this “Agreement”) is made and entered into as of January 26, 2017, by and between Enerpulse Technologies, Inc., a Nevada corporation (the “Company”), and the noteholder listed on the signature page hereto (the “Noteholder”).

RECITALS

WHEREAS, the Noteholder was the holder of certain of the Company’s Senior Secured Convertible Notes due 2018 (all such Senior Secured Convertible Notes due 2018, whether held by the Noteholders or otherwise and whether outstanding as of the date hereof or previously converted, collectively, the “Original Notes”) that was originally issued pursuant to that certain Securities Purchase Agreement, dated as of February 6, 2015, by and among the Company and the purchasers named therein (the “Securities Purchase Agreement”);

WHEREAS, the Original Notes were amended and restated (the “First Amended Notes”) pursuant to that certain Amended And Restated Senior Subordinated Secured Convertible Note Amendment Agreement and Waiver, dated as of July 27, 2016 (the “First Amendment”), by and among the Company and the holders of all of the Original Notes;

WHEREAS, the Noteholder is the beneficial owner of the principal amount of First Amended Notes set forth under its name on the signature page hereto;

WHEREAS, pursuant to Section 15 of the First Amended Notes, all of the First Amended Notes may be amended with the written consent of the holders of First Amended Notes representing at least a majority of the aggregate principal amount of First Amended Notes outstanding (the “Required Holders”);

WHEREAS, the Company and the Noteholder desire to enter into this Agreement in order to amend and restate all of the First Amended Notes outstanding as of the date hereof (the “Second Amendment”), with each First Amended Note, as so amended and restated, to be in substantially in the form attached hereto as EXHIBIT A (the “Second Amended Notes”);

WHEREAS, the First Amended Notes shall be convertible into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (as converted, collectively, the “Conversion Shares”), interest on the First Amended Notes shall be payable in cash or cash and Common Stock as provided in the Second Amended Notes;

WHEREAS, the Company and the Noteholder are agreeing, among other things, to provide that, under certain circumstances, Passaic River Capital LLC may force the Noteholder to convert the Second Amended Note into shares of Common Stock;

WHEREAS, the Noteholder has agreed to waive certain Events of Default (as defined in the First Amended Notes) under the First Amended Notes and the Noteholder Amended Note (as defined below), certain payments required to be made by the Company to the Noteholder under the Securities Purchase Agreement, the First Amendment, and the Registration Rights Agreement, by and among, the Company and the investors named therein;

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WHEREAS, concurrently herewith the Company has agreed to attempt to enter into agreements identical to this Agreement (other than with respect to the noteholder’s name, proportional changes in the numbers reflecting the different principal amount of the noteholder’s First Amended Notes subject thereto and possibly the date of the Other Agreements) with each other holder of First Amended Notes.

AGREEMENT

NOW, THEREFORE, for and in consideration of the mutual promises and covenants set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Noteholder hereby agree as follows:

1. Amendment. Subject to the terms and conditions of this Agreement (including, without limitation, the satisfaction (or waiver) of the conditions set forth in Sections 7.1 and 7.2 below), the Company and the Noteholder hereby agree that, subject to the prior receipt by the Company of consents from the Required Holders approving the Second Amendment, the Second Amendment will be effective automatically and without any further action at 10:00 a.m., New York time, on the first to occur of (a) January 31, 2017, and (b) the first business day following the Company’s receipt of fully executed copies of this Agreement from the holders representing at least a majority of the aggregate principal amount of First Amended Notes outstanding as of the date hereof (such date and time being the “Second Amendment Time”).

1.1 Upon execution of this Agreement, the Noteholder shall irrevocably consent to the Second Amendment, which upon receipt by the Company of consents from the Required Holders approving of the Second Amendment prior to the Second Amendment Time (the “Approval”), will automatically and without any further action result in all the outstanding First Amended Notes being amended and restated as of the Second Amendment Time, with each of the First Amended Notes, as so amended and restated, to be substantially in the form attached hereto as EXHIBIT A.

1.2 As of the Second Amendment Time and subject to the Approval, all the First Notes outstanding as of the Second Amendment Time shall be amended, restated, replaced and superseded in their entirety by the Second Amended Notes, and all First Amended Notes shall be deemed cancelled in their entirety, to cease to exist and to be of no further force and effect.

1.3 In addition to a properly completed and signed signature page to this Agreement delivered by the Noteholder to the Company in accordance with Section 9.13, any holder of First Amended Notes who wishes to consent to the Second Amendment must also mail or otherwise deliver to the Company the certificate(s) representing its First Amended Notes prior to the Second Amendment Time. The certificate(s) representing its First Amended Notes should be delivered to the contact set forth on the Company’s signature page to this Agreement. The method of delivery of the First Amended Note certificate(s) is at the election and risk of the holder. Instead of delivery by mail, holders should use an overnight or hand delivery service, properly insured. In all cases, sufficient time should be allowed to assure delivery to and receipt by the Company of the First Amended Note certificate(s) before the Second Amendment Time. In the event the Approval is not obtained prior to January 31, 2017 or this Agreement is otherwise terminated pursuant to Section 8, any delivered First Amended Note certificate(s) will be returned to the applicable holder at the Company’s expense as promptly as practicable after January 31, 2017.

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1.4 Upon the Approval, the Company shall promptly deliver or cause to be delivered to each holder of then-outstanding First Amended Notes (including the Noteholder) the First Amended Note of such holder in a principal amount equal to that of the principal amount of such holder’s First Amended Notes, which in no event shall be later than two Business Days after the Second Amendment Time. The Noteholder’s Second Amended Note shall be referred to herein as the “Noteholder Amended Note”.

1.5 For the sake of clarity, from and after the Second Amendment Time, each of the following defined terms in the Transaction Documents (as defined in the Securities Purchase Agreement) includes the following:

(a) the defined term “Notes” will include the Second Amended Notes as defined in the recitals to this Agreement; and

(b) the defined term “Conversion Shares” will include the Conversion Shares as defined in the recitals to this Agreement.

2. Waivers.

2.1 Subject to the Company’s compliance with the terms and conditions of this Agreement, the Noteholder hereby (i) agrees not to pursue until June 30, 2017, and hereby waives until June 30, 2017, any of its remedies under the First Amended Notes or the Noteholder Amended Note as result of any Event of Default referred to in Sections 4(a)(i), 4(a)(ii), 4(a)(iv), 4(a)(x), and 4(a)(xvii) therein occurring before such date; and (ii) agrees that there will be no downward adjustment of the conversion price of the Notes pursuant to Section 7(a) in connection with the issuance by the Company, in one or more closing, of its 12% Senior Secured Convertible Notes due 2020 pursuant to that certain securities purchase agreement, dated as of January 20, 2017, by and between the Company and Passaic Reviver Capital LLC, and its 15% Senior Subordinated Secured Convertible Notes due 2020, pursuant to that certain securities purchase agreement, dated as of January 20, 2017, by and between the Company and the buyers named therein.

2.2 Subject to the Company’s compliance with the terms and conditions of this Agreement, the Noteholder hereby (i) agrees not to pursue and irrevocably and unconditionally waives the right to receive any amounts owed, or which in the future may be owed, to the Noteholder or the other holder of the First Amended Notes under Section 2(o) of the Securities Purchase Agreement, as a result of the Company’s failure for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or the Company failure to satisfy any condition set forth in Rule 144(i)(2); and (ii) agrees and consents to the issuance by the Company, in one or more closings, of its 12% Senior Secured Convertible Notes due 2020 pursuant to that certain securities purchase agreement, dated as of January 26, 2017, by and between the Company and Passaic Reviver Capital LLC, and its 15% Senior Subordinated Secured Convertible Notes due 2020, pursuant to that certain securities purchase agreement, dated as of January 26, 2017, by and between the Company and the buyers named therein.

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2.3 Subject to the Company’s compliance with the terms and conditions of this Agreement, the Noteholder hereby agrees not to pursue until June 30, 2017, and hereby waives until June 30, 2017, any of its or any other holders of Registrable Securities’ (as defined in the Registration Rights Agreement) remedies under the Registration Rights Agreement as a result of any Maintenance Failure (as defined in the Registration Rights Agreement) occurring before such date.

3. Representations and Warranties of the Company. The Company represents and warrants to the Noteholder, as of the date of this Agreement and as of the Second Amendment Time, that:

3.1 Organization and Qualification. The Company is duly organized, validly existing and in good standing under the laws of Nevada.

3.2 Validity; Enforcement. The execution and delivery of this Agreement and the Noteholder Amended Note by the Company and the performance of its obligations hereunder and thereunder, have been duly authorized by all necessary corporate action, and no other corporate proceedings on the Company’s part are necessary for the execution and delivery of this Agreement and such Noteholder Amended Note, and the performance of the Company’s obligations provided for herein and therein. Assuming the execution and delivery of this Agreement by the Company and the Noteholder and the Noteholder Amended Note by the Company, such documents will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles, and subject to the Approval with respect to the Noteholder Amended Note.

3.3 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement and the Noteholder Amended Note by the Company, and the performance of the Company’s obligations hereunder and thereunder, will not (i) conflict with or violate the Company’s amended and restated certificate of incorporation or its amended and restated bylaws, each as amended, (ii) conflict with or violate any Legal Requirement applicable to the Company, or by which any of its properties is bound or affected, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument to which the Company is a party or by which the Company or any of its material properties is bound or affected, except where, in the case of clauses (ii) and (iii), any of the foregoing would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

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(b) The execution and delivery of this Agreement and the Noteholder Amended Note by the Company, and the performance of their obligations hereunder and thereunder, will not require any prior consent, approval or authorization, or prior filing with or notification to, any Governmental Authority, except for filings with the Securities and Exchange Commission (the “SEC”), filings required under state securities or blue sky laws, and filings with any other market or exchange on which the Company’s Common Stock is or becomes listed for trading (the “Principal Market”), and except where the failure to obtain such consents, approvals or authorizations, or to make such notifications or filings, would not, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.4 No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D of the Securities Act (“Regulation D”)) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the Noteholder Amended Note, the related shares of Common Stock paid in lieu of cash interest, or the related Conversion Shares (collectively, the “Amended Note Securities”) in a manner that would require registration of the Amended Note Securities under the Securities Act or the approval of the Company’s shareholders under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated.

3.5 No General Solicitation. Neither the Company nor any of its affiliates or any other Person acting on its or their behalf (other than any holder of the First Amended Notes or their respective affiliates or any other Person acting on their behalf, as to which no representation is made) has solicited offers for, or offered, the Amended Note Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

3.6 Securities Law Exemptions. Assuming the accuracy of the representations and warranties of the Noteholder contained herein and its compliance with its agreements set forth herein, it is not necessary, in connection with the Second Amendment, to register the Amended Note Securities under the Securities Act.

3.7 Common Stock. All of the outstanding shares of the Company’s Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable.

3.8 Holding Period. For the purposes of Rule 144 under the Securities Act (“Rule 144”), the Company acknowledges that the holding period of the First Amended Notes and the Original Notes may be tacked onto the holding period of the Noteholder Amended Note (including the related Conversion Shares) and the Company agrees not to take any position contrary to this Section 2.8 unless required to do so by the SEC or Principal Market. Upon the request of the Noteholder, unless prohibited by the SEC or Principal Market, the Company agrees to take all reasonable actions necessary for the issuance of such Noteholder Amended Note without restriction or restrictive legend, including, without limitation, providing to its transfer agent the necessary certification or, only in the event that such Company certification is not sufficient for its transfer agent, obtaining from its legal counsel any necessary legal documentation.

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4. Representations and Warranties of the Noteholder.

The Noteholder represents and warrants to the Company, as of the date of this Agreement and as of the Second Amendment Time, as follows:

4.1 Organization’s Authority. If an entity, the Noteholder is duly organized and validly existing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereunder (including consenting to the Second Amendment).

4.2 Ownership of Noteholder Amended Notes. The Noteholder owns as of the date hereof and will own immediately prior to the Second Amendment Time, the Noteholder Amended Notes in the aggregate principal amount set forth under its name on its signature page hereto. Except for the Noteholder’s obligations under this Agreement, the Noteholder has sole power of disposition with respect to all the Noteholder Amended Notes, with no restrictions on its rights of disposition pertaining thereto and no Person or entity other than the Noteholder has any right to direct or approve the disposition of any of the Noteholder Amended Notes.

4.3 No Sale or Distribution. The Noteholder is consenting to the Second Amendment and is acquiring the Amended Note Securities for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act; provided, however, that by making the representations herein, the Noteholder does not agree to hold any of the Amended Note Securities for any minimum or other specific term and reserves the right to dispose of the Amended Note Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act. The Noteholder does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute any of the Amended Note Securities.

4.4 Accredited Investor Status. The Noteholder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

4.5 Decision to Amend and Restate. The Noteholder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Noteholder understands that its investment in the Amended Note Securities via the Second Amendment involves a high degree of risk and could result in a complete loss of such investment. The Noteholder has sought such accounting, legal and tax advice from Persons other than the Company as it has considered necessary or appropriate to make an informed decision with respect to the Second Amendment and its acquisition of the Amended Note Securities.

4.6 No Governmental Review. The Noteholder understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Amended Note Securities or the Second Amendment, or the fairness or suitability of the Amended Note Securities or the Second Amendment.

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4.7 Transfer or Resale. Other than to the extent that the resale of certain of the Amended Note Securities has been registered pursuant to the Company’s Registration Statement on Form S-1 (Registration No. 333-203199), the Noteholder understands that the Amended Note Securities have not been registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, transferred or assigned in the absence of (a) an effective registration statement for the Amended Note Securities under the Securities Act or (b) an applicable exemption from registration. The Noteholder understands that the Amended Note Securities may be offered for sale, sold, transferred or assigned only (i) to a Qualified Institutional Buyer (as defined in Rule 144A under the Securities Act (“Rule 144A”)) in a transaction meeting the requirements of Rule 144A, (ii) pursuant to an exemption from registration provided under Rule 144, (iii) upon delivery to the Company of an opinion of counsel reasonably acceptable to the Company that registration is not required or (iv) pursuant to an effective registration statement under the Securities Act. The Noteholder will, and each subsequent holder of the Amended Note Securities is required to, notify any offeree, purchaser, transferee or assignee of the Amended Note Securities of the restrictions referred to above to the extent applicable at the time of disposition.

4.8 Validity; Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Noteholder and shall constitute the legal, valid and binding obligations of the Noteholder enforceable against the Noteholder in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

4.9 No Conflicts. The execution, delivery and performance by the Noteholder of this Agreement, and the consummation by the Noteholder of the transactions contemplated hereby, will not (a) result in a violation of the organizational documents of the Noteholder, (b) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Noteholder is a party, or (c) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Noteholder, except in the case of clauses (b) and (c) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Noteholder or its ability to perform its obligations hereunder.

4.10 Certain Trading Activities. Since the time that the Noteholder was first contacted by the Company or any other Person regarding a restructuring involving the First Amended Notes (whether by amendment or exchange or other transaction), neither the Noteholder nor any affiliate (as defined by Rule 405 promulgated pursuant to the Securities Act) of the Noteholder which (a) had knowledge of the transactions contemplated hereby or any earlier proposed restructuring of the First Amended Notes, (b) has or shares discretion relating to the Noteholder’s investments or trading or information concerning the Noteholder’s investments and (c) is subject to the Noteholder’s review or input concerning such affiliate’s investments or trading (collectively, “Trading Affiliates”), has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Noteholder or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company in violation of federal or state securities or other laws.

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5. Covenants and Agreements.

5.1 Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Section 7 of this Agreement.

5.2 Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance the number of shares so required under the Noteholder Amended Note.

5.3 Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

5.4 Limitations on Transfer. During the period commencing at the execution of this Agreement and ending at the earlier of (a) the termination of this Agreement or (b) the Second Amendment Time, the Noteholder shall not sell, assign or transfer any interest in, or convert all or any portion of, the Noteholder Amended Notes or otherwise take any action which would inhibit or impair the Noteholder’s ability to consummate the Second Amendment with respect to the Noteholder Amended Notes at the Second Amendment Time in compliance with the terms of this Agreement.

5.5 Confidentiality. The Noteholder shall keep any terms of or information regarding the Second Amendment, this Agreement, the Amended Note Securities and the transactions contemplated herein and therein that are not already publicly available confidential until the earlier to occur of (i) the 8-K Filing Time (as defined below) and (ii) the termination of this Agreement. On or before 8:30 a.m., New York City time, on the fourth Business Day following the date of this Agreement (the “8-K Filing Time”), the Company shall file a Current Report on Form 8-K describing certain terms of the transactions contemplated by this Agreement and the Amended Notes in the form required by the Exchange Act and attaching the form of this Agreement and the Amended Notes as exhibits to such filing (including all attachments, the “8-K Filing”). From and after the filing of the 8-K Filing with the SEC, the Noteholder shall not be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide the Noteholder with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the filing of the 8-K Filing with the SEC without the express prior written consent of the Noteholder. Without the prior written consent of the Noteholder, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of the Noteholder in any filing, announcement, release or otherwise, unless such disclosure is required by law, regulations or the Principal Market, and except to the extent that such names appear in this Agreement.

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5.6 No Integration. Neither the Company nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the Second Amendment or the Second Amended Note in a manner that would require registration of the Second Amended Note under the Securities Act or any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market.

5.7 No General Solicitation. None of the Company or any of its affiliates or any other Person acting on its or their behalf (other than any holder of the First Amended Notes or their respective affiliates or any other Person acting on their behalf, as to which no covenant by the Company shall apply) will solicit offers for, or offer or sell, the Amended Note Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act.

5.8 Cancellation; No Distribution of First Amended Notes. Upon consummation of the Second Amendment at the Second Amendment Time, the First Amended Notes will be cancelled and will cease to be outstanding. Following the consummation of the Second Amendment at the Second Amendment Time, the Company shall not attempt to resell or reissue the First Amended Notes and the Noteholder shall not attempt to resell, transfer or otherwise dispose of any First Amended Notes.

6. Covenant Regarding Certain Original Note Events. The Noteholder hereby covenants and agrees that neither it nor any affiliate or agent acting on its behalf, directly or indirectly, shall assert or cause to be asserted any demand or claim (whether at law or in equity), or commence, institute or cause to be commenced or instituted any proceeding of any kind (in a court of law, in a court of equity, before a regulatory authority, before an arbitrator or mediator, or otherwise) against the Company related to or stemming from or in connection with any conversion of any First Amended Notes prior the date hereof by any holder, the issuance of, or any failure to issue, any Conversion Shares prior to the date hereof, or any payment by the Company made in shares prior to the date hereof of any amount or any amounts due under any of the First Amended Notes (including, without limitation, with respect to the timeliness of delivery of any such Conversion Shares or other shares, or amount or amounts of shares so delivered), in each instance solely with respect to conversions, issuances, any purported failures to issue and payments that took place between February 19, 2015 and the date of this Agreement (collectively, the “Original Note Events”). Notwithstanding the terms and conditions of the First Amended Notes or the Amended Notes, the Noteholder and the Company hereby agree that none of the Original Note Events shall constitute an Event of Default under the First Amended Notes or the Amended Notes.

7. Conditions to Closing.

7.1 Conditions to the Obligations of the Noteholder. The obligations of the Noteholder to consummate the Second Amendment are subject to the fulfillment on or before the Second Amendment Time of the following:

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(a) Accuracy of Representations. The representations and warranties made by the Company in this Agreement shall have been accurate in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date of this Agreement and shall be accurate in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the Second Amendment Time as if made at the Second Amendment Time.

(b) Performance. The covenants and obligations that the Company is required to comply with or to perform pursuant to this Agreement at or prior to the Second Amendment Time shall have been complied with and performed in all material respects.

(c) Execution and Delivery of this Agreement. This Agreement shall have been executed by the Company and delivered to the Noteholder.

(d) Approval. The Approval of the Second Amendment by the Required Holders.

7.2 Conditions to the Obligations of the Company. The obligations of the Company to consummate the Second Amendment are subject to the fulfillment on or before the Second Amendment Time of the following:

(a) Accuracy of Representations. The representations and warranties made by the Noteholder in this Agreement shall have been accurate in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date of this Agreement and shall be accurate in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the Second Amendment Time as if made at the Second Amendment Time.

(b) Performance. The other covenants and obligations that the Noteholder is required to comply with or to perform pursuant to this Agreement at or prior to the Second Amendment Time shall have been complied with and performed in all material respects.

(c) Execution and Delivery of this Agreement. This Agreement shall have been executed and delivered by the Noteholder and delivered to the Company.

(d) Approval. The Approval of the Second Amendment by the Required Holders.

(e) Delivery of Noteholder Amended Notes. Certificate(s) representing the Noteholder Amended Notes shall have been delivered to the Company.

8. Termination.

8.1 Mutual. This Agreement may be terminated by mutual written consent of both the Company and the Noteholder.

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8.2 Failure to Obtain the Approval. If the Approval of the Second Amendment by the Required Holders is not obtained by the Company as January 31, 2017, then the Noteholder or the Company may terminate this Agreement by delivery of written notice of termination to the other party hereto.

8.3 Effect of Termination. If this Agreement is terminated as provided in this Section 7, then this Agreement will forthwith become null and void and there will be no liability on the part of either party hereto to the other party hereto or any other Person or entity in respect thereof; provided, however, that: (a) the obligations of the parties described in Section 8.3 will survive any such termination; and (b) no such termination will relieve any party from liability for breach of its obligations under this Agreement, and in such event the other party shall have all rights and remedies available at law or equity, including the right of specific performance against such party.

9. Miscellaneous.

9.1 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York without regard to provisions or principles thereof relating to conflicts of law or choice of law.

9.2 Further Assurances; Additional Documents. The parties shall take any actions and execute any other documents that may be necessary or desirable to the implementation and consummation of this Agreement and the Second Amendment upon the reasonable request of the other party.

9.3 Fees and Expenses. Each party shall be responsible for its own fees and expenses incurred in connection with this Agreement, the Second Amendment and any other work associated with a restructuring involving the First Amended Notes (whether by amendment or exchange or other transaction.

9.4 Severability. If any term or provision of this Agreement or the Amended Note Securities is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable by any rule of law or public policy, the term or provision that would otherwise be invalid, illegal or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity, illegality or unenforceability of such provision shall not affect the validity of the remaining provisions of this Note. Unless explicitly reflected in such court determination, no such determination with respect to a particular Second Amended Note will impact the terms or provisions any other Second Amended Note. The parties hereto will endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provision(s).

9.5 Entire Agreement. This Agreement and the Second Amended Note represent the entire agreement and understandings between the parties hereto concerning the Second Amendment and the other matters described therein and supersedes and replaces any and all prior agreements and understandings.

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9.6 No Oral Modification. This Agreement may only be amended in writing signed by both the Company and by the Noteholder.

9.7 Submission to Jurisdiction. Each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any federal court sitting in the City of New York, Borough of Manhattan in the event any dispute arises out of this Agreement or the Amended Note Securities or any of the transactions contemplated hereby or thereby, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement, the Amended Note Securities or any of the transactions contemplated hereby or thereby in any court other than a federal or state court sitting in the City of New York, Borough of Manhattan. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

9.8 EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

9.9 Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

9.10 Counterparts. This Agreement may be executed in one or more counterparts each of which shall be deemed an original and all of which together shall constitute one instrument. Copies of executed counterparts of either this Agreement or any Amended Note may transmitted by telecopy, telefax or other electronic transmission service and shall be considered original executed counterparts.

9.11 No Third Party Beneficiaries. Except with respect to the Indemnitees (as defined in Section 8.15) to the extent provided in Section 8.15, this Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

9.12 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be assigned by the Noteholder except in connection with a sale, assignment or transfer of all or part of the Noteholder Amended Note. In addition and except as set forth in this Section 8.12, any assignment of this Agreement shall be made in accordance with the applicable assignment provisions set forth in the Securities Purchase Agreement, the First Amendment and the Noteholder Amended Note.

9.13 Notices. Except as otherwise provided for herein, any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (a) upon receipt, when delivered personally; (b) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (c) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

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If to the Company:

Enerpulse Technologies, Inc.
2451 Alamo Ave. NE,
Albuquerque, New Mexico 87106

Telephone:	(505) 842-5201
Facsimile:	(505) 213-0013
Attention:	Bryan Templeton,
Chief Financial Officer
Email:	btempleton@enerpulse.com

with a copy (for informational purposes only) to:

Troutman Sanders LLP
875 Third Avenue
New York, NY 10022
Telephone:	(212) 704-6249
Facsimile:	(212) 704-5900
Attention:	Joseph Walsh, Esq.

If to the Noteholder, to its address and facsimile number set forth on its signature page attached hereto,

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (i) given by the recipient of such notice, consent, waiver or other communication, (ii) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (iii) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (a), (b) or (c) above, respectively.

9.14 Remedies. Subject to the limitations set forth in this Agreement, including without limitation Section 5, the Company and the Noteholder shall have all rights and remedies set forth in this Agreement and all rights and remedies which they have been granted at any time under any other agreement or contract (including the Transaction Documents (as defined in the Securities Purchase Agreement)) and all of the rights which they have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.

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9.15 Indemnification. In consideration of the Noteholder’s execution and delivery of this Agreement and in addition to all of the Company’s other obligations under this Agreement and the Amended Notes, the Company shall defend, protect, indemnify and hold harmless the Noteholder and all of its shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in this Agreement, (b) any breach of any covenant, agreement or obligation of the Company contained in this Agreement, or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of this Agreement or the Amended Notes, or (ii) the status of the Noteholder as a holder of First Amended Notes or Amended Notes or an investor in the Company pursuant to the transactions contemplated hereby. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law. Except as otherwise set forth herein, the mechanics and procedures with respect to the rights and obligations under this Section 8.15 shall be the same as those set forth in Section 6 of the Registration Rights Agreement (as defined in the Securities Purchase Agreement).

9.16 Independent Nature of Noteholder’s Obligations and Rights. The obligations of the Noteholder under this Agreement or any Transaction Document (as defined in the Securities Purchase Agreement) are several and not joint with the obligations of any Other Noteholder, and the Noteholder shall not be responsible in any way for the performance of the obligations of any Other Noteholder under this Agreement or any Transaction Document. Nothing contained herein or in any Transaction Document, and no action taken by the Noteholder pursuant hereto or in any Transaction Documents, shall be deemed to constitute the Noteholder and Other Noteholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Noteholder and Other Noteholders are in any way acting in concert or as a group, and the Company will not assert any such claim with respect to the obligations or the transactions contemplated by this Agreement or the Transaction Documents and the Company acknowledges that the Noteholder and Other Noteholders are not acting in concert or as a group with respect to such obligations or the transactions contemplated by this Agreement or the Transaction Documents. The Company acknowledges and the Noteholder confirms that the Noteholder has independently participated in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors. The Noteholder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any Transaction Documents, and it shall not be necessary for any Other Noteholder to be joined as an additional party in any proceeding for such purpose. Notwithstanding anything to the contrary set forth herein, nothing in this Section 8.17 shall in any manner be deemed to waive, revoke or amend any consent of the Noteholder described in Section 1 hereof.

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10. Certain Definitions.

10.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Governmental Authority” means the United States of America, any state, commonwealth, territory or possession of the United States of America, any foreign state and any political subdivision or quasi governmental authority of any of the same, including any court, tribunal, department, commission, board, bureau, agency, county, municipality, province, parish or other instrumentality of any of the foregoing.

“Legal Requirement” means applicable common law and any statute, ordinance, code or other law, rule, regulation, order, technical or other written standard, requirement, policy or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority, including any judgment or order and all judicial decisions applying common law or interpreting any other Legal Requirement, in each case, as amended.

“Material Adverse Effect” means any material adverse effect, individually or taken as a whole, on the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, or on the transactions contemplated hereby or in the Transaction Documents (as defined in the Securities Purchase Agreement) or by the agreements and instruments to be entered into in connection herewith, or on the authority or ability of the Company to perform its obligations under this Agreement or the Transaction Documents (as defined in the Securities Purchase Agreement).

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Subsidiary” means any corporation or other entity in which the Company, directly or indirectly, owns or controls at least a majority of the outstanding shares of stock, or other ownership interests, having, by the terms thereof, the voting power to elect a majority of the board of directors (or Persons performing similar functions) of such corporation or entity.

[signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this agreement as of the date first written above.

COMPANY:

ENERPULSE TECHNOLOGIES, INC.

By:
Name:
Title:

First Amended Notes Should Be Delivered To:

Enerpulse Technologies, Inc.

2451 Alamo Ave. NE,

Albuquerque, New Mexico 87106

Attn: Bryan Templeton, Chief Financial Officer

[SIGNATURE PAGE TO CONVERTIBLE NOTE AMENDMENT AGREEMENT]

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NOTEHOLDER:

[NAME OF NOTEHOLDER]

By:
Name:
Title:

Principal Amount of Amended and Restated Senior Subordinated Secured Convertible Notes due 2018 Owned by the Noteholder: $_____________________

Contact Information:

[SIGNATURE PAGE TO AMENDED AND RESTATED SENIOR SUBORDINATED

CONVERTIBLE NOTE AMENDMENT AGREEMENT]

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EXHIBIT A

FORM OF SECOND AMENDED NOTE

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